As filed with the Securities and Exchange Commission on April 20, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
----------------------
Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
----------------------

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	74-1895085
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024
(Address, including zip code, of Principal Executive Offices)

Frontier Retirement Savings Plan
Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained
Employees Retirement Savings Plan
(Full title of the plan)

James R. Gibbs
Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, Texas 77024
(713) 688-9600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

copy to:

Robert V. Jewell
Andrews & Kurth L.L.P.
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

----------------------

CALCULATION OF REGISTRATION FEE

                                                                                         Proposed
                                                                                         Maximum
                                                    Amount            Proposed          Aggregate          Amount of
                                                    to be          Offering Price        Offering         Registration
    Title of Securities to be Registered        Registered(1)      Per Share (2)         Price (2)            Fee
---------------------------------------------  ----------------  ------------------  ----------------  ------------------
Common Stock, no par value                        1,000,000            $10.98         $10,980,000.00         $2,745
=============================================  ================  ==================  ================  ==================
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plans described herein. Of the total number of shares registered, 600,000 shares are registered for issuance under the Frontier Retirement Savings Plan and 400,000 shares are registered for issuance under the Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices per share for April 18, 2001 on the New York Stock Exchange as reported in The Wall Street Journal on April 19, 2001.

Effective May 1, 2001, the common stock of Frontier Oil Corporation (the “Company”) will be added as an investment option for the Company’s two 401(k) plans. The Company’s common stock to be registered hereunder will be purchased in the open market by the Trustee of the Frontier Retirement Savings Plan and Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan. No new shares of the Company’s common stock are being issued in connection with this registration statement.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      Frontier Oil Corporation (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post- effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

(a)	The Company's Annual Report on Form 10-K for the year ended December 31, 2000.
(b)	The description of the Company’s common stock, no par value, contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission (File No. 1-7627).

Item 4. Description of Securities.

      The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

      The information required by Item 5 is not applicable to this Registration Statement.

Item 6. Indemnification of Officers and Directors.

      Sections 17-16-850 through 17-16-859 of the Wyoming Business Corporation Act provide that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against judgments, settlements, penalties, fines, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses, including counsel fees, incurred in respect to such action, suit or proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests and, with respect to any criminal action, suit or proceeding, he had no reasonable cause to believe his conduct was unlawful.

      Article Eight of the Company's Articles of Incorporation, as amended, provides for the indemnification of the Company's directors, officers, employees and agents. Specifically, said Article Eight provides in part that:

The corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, proceeding or investigation, and judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      The Company's Bylaws also contain indemnification provisions which substantially conform to Article Eight of its Articles of Incorporation, as amended.

      The Company maintains Directors and Officers' Liability Insurance and have entered into indemnification agreements with its directors and certain of our officers.

Item 7. Exemption from Registration Claimed.

      The information required by Item 7 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 8.  Exhibits.

Exhibit Number	Description
5.1, 5.2	Because the common stock to be registered hereunder will be purchased in the open market by the Trustee of the Frontier Retirement Savings Plan and Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan, an opinion of counsel need not be and is not filed herewith. Copies of the I.R.S. Determination Letters that the Plans are qualified under Section 401 of the Internal Revenue Code are filed herewith.
23.1	Consent of Arthur Andersen LLP
24.1	Power of Attorney (included in signature page of this Registration Statement)
99.1	Frontier Retirement Savings Plan
99.2	Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan

Item 9. Undertakings

      (a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of April, 2001.

FRONTIER OIL CORPORATION
By: /s/ Julie H. Edwards Julie H. Edwards Executive Vice President-Finance & Administration

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Frontier Oil Corporation (the “Company”), hereby constitutes and appoints James R. Gibbs and Julie H. Edwards, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of April, 2001.

Signature	Title
/s/ James R. Gibbs James R. Gibbs	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Julie H. Edwards Julie H. Edwards	Executive Vice President-Finance & Administration (Principal Financial Officer)
/s/ Nancy J. Zupan Nancy J. Zupan	Vice President-Controller (Principal Accounting Officer)
/s/ Douglas Y. Bech Douglas Y. Bech	Director
/s/ G. Clyde Buck G. Clyde Buck	Director
/s/ T. Michael Dossey T. Michael Dossey	Director
/s/ James H. Lee James H. Lee	Director
/s/ Paul B. Loyd, Jr. Paul B. Loyd, Jr.	Director
/s/ Carl W. Schafer Carl W. Schafer	Director

      The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on behalf of the plans by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of April, 2001.

FRONTIER RETIREMENT SAVINGS PLAN
By: /s/ Julie H. Edwards Julie H. Edwards Executive Vice President - Finance & Administration

FRONTIER REFINING & MARKETING INC. AND SUBSIDIARIES COLLECTIVELY BARGAINED EMPLOYEES RETIREMENT SAVINGS PLAN
By: /s/ Julie H. Edwards Julie H. Edwards Executive Vice President-Finance & Administration

EXHIBIT INDEX

Exhibit Number	Description
5.1	Internal Revenue Service Plan Determination Letter - Frontier Retirement Savings Plan (formerly known as Wainoco)
5.2	Internal Revenue Service Plan Determination Letter - Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan
23.1	Consent of Arthur Andersen LLP
24.1	Power of Attorney (included in signature page of this Registration Statement)
99.1	Frontier Retirement Savings Plan
99.2	Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan

Exhibit 5.1

INTERNAL REVENUE SERVICE                                       DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201
                                                     Employer Identification Number:
 Date: Apr 14, 1997                                           74-1895085
                                                     DLN:
                                                              17007003046007
 WAINOCO OIL CORPORATION                             Person to Contact:
 5340 S. QUEBEC ST STE 200N                                   Cindy Perry
 ENGLEWOOD, CO   80111                               Contact Telephone Number:
                                                              (513) 684-3957
                                                     Plan Name:
                                                        SAVINGS PLAN

                                                     Plan Number:   002

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of you plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 15, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on June 6, 1995.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4) - 1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4) - 4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours, /s/ C. Ashley Bullard District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
    for Employee Benefit Plans
Addendum

      This letter considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

Exhibit 5.2

 INTERNAL REVENUE SERVICE                                         DEPARTMENT OF THE TREASURY
 DISTRICT DIRECTOR
 P.O. BOX 2508
 CINCINNATI, OH 45201
                                                     Employer Identification Number:
 Date: Mar. 25, 1997                                          22-2899938
                                                     DLN:
                                                              17007003045007
 FRONTIER OIL CORPORATION                            Person to Contact:
 5340 S. QUEBEC ST STE 200N                                   Cindy Perry
 ENGLEWOOD, CO   80111                               Contact Telephone Number:
                                                              (513) 684-3957
                                                     Plan Name:
                                                        SUBSIDIARIES RETIREMENT PLAN

                                                     Plan Number:   001

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated March 07, 1997. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on June 29, 1995.

      This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

      The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours, /s/ C. Ashley Bullard District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001, incorporated by reference in Frontier Oil Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
April 20, 2001

Exhibit 99.1

WAINOCO RETIREMENT SAVINGS PLAN

(July 1, 1995 Restatement)

Fidelity Management Trust Company, its affiliates and employees may not provide you with legal or tax advice in connection with the execution of this document. It should be reviewed by your attorney and/or accountant prior to execution.

CORPORATEplan for RETIREMENTSM

VOLUME SUBMITTER

PLAN DOCUMENT SYSTEMSTM

                                            TABLE OF CONTENTS

                                                PREAMBLE

                                                ARTICLE I
                                               DEFINITIONS

1.1     Plan Definitions......................................................................  2
1.2     Interpretation........................................................................  7

                                               ARTICLE II
                                                 SERVICE

2.6     Crediting of Service on Transfer or
        Amendment.............................................................................  9

                                               ARTICLE III
                                               ELIGIBILITY

3.1     Eligibility .......................................................................... 11
3.2     Transfers of Employment............................................................... 11
3.3     Reemployment.......................................................................... 11
3.4     Notification Concerning New Eligible
                    Employees................................................................. 11
3.5     Effect and Duration................................................................... 11

                                               ARTICLE IV
                                       TAX-DEFERRED CONTRIBUTIONS

                                                ARTICLE V
                                  AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1     No After-Tax Contributions............................................................ 14
5.2     Rollover Contributions................................................................ 14
5.3     Vesting of Rollover Contributions..................................................... 14

                                               ARTICLE VI
                                         EMPLOYER CONTRIBUTIONS

6.7     Verification of Amount of Employer

                                               ARTICLE VII
                                      LIMITATIONS ON CONTRIBUTIONS

7.1     Definitions .......................................................................... 18
7.2     Code Section 402(g) Limit............................................................. 21
7.3     Limitation on Tax-Deferred Contributions of
        Highly Compensated Employees.......................................................... 22
7.4     Distribution of Excess Tax-Deferred
                    Contributions............................................................. 23
7.5     Limitation on Matching Contributions of

7.9     Code Section 415 Limitations on Crediting of
        Contributions and Forfeitures......................................................... 26
7.10    Coverage Under Other Qualified Defined
        Contribution Plan..................................................................... 27
7.11    Coverage Under Qualified Defined Benefit
                    Plan...................................................................... 28
7.12    Scope of Limitations.................................................................. 28

                                              ARTICLE VIII
                                    TRUST FUNDS AND SEPARATE ACCOUNTS

                                               ARTICLE IX
                                        LIFE INSURANCE CONTRACTS

9.1     No Life Insurance Contracts........................................................... 31

                                                ARTICLE X
                                 DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1    Future Contribution Investment Elections.............................................. 32
10.2    Deposit of Contributions.............................................................. 32
10.3    Election to Transfer Between Funds.................................................... 32

                                               ARTICLE XI
                                 CREDITING AND VALUING SEPARATE ACCOUNTS

                                               ARTICLE XII
                                                  LOANS

12.1    Application for Loan.................................................................. 36
12.2    Reduction of Account Upon Distribution................................................ 36
12.3    Requirements to Prevent a Taxable

                                              ARTICLE XIII
                                       WITHDRAWALS WHILE EMPLOYED

13.1    Withdrawals of Rollover Contributions................................................. 39
13.2    Withdrawals of Employer Contributions................................................. 39
13.3    Withdrawals of Tax-Deferred Contributions............................................. 39
13.4    Limitations on Withdrawals Other than
        Hardship Withdrawals.................................................................. 39
13.5    Order of Withdrawal from a Participant's
                    Sub-Accounts.............................................................. 40
13.6    Conditions and Limitations on Hardship
                    Withdrawals............................................................... 40

                                               ARTICLE XIV
                              TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1    Termination of Employment and Settlement
        Date.................................................................................. 43

                                               ARTICLE XV
                                              DISTRIBUTIONS

15.9    Distribution Pursuant to Qualified Domestic
        Relations Orders...................................................................... 47

                                               ARTICLE XVI
                                             FORM OF PAYMENT

                                              ARTICLE XVII
                                              BENEFICIARIES

17.1    Designation of Beneficiary............................................................ 51
17.2    Spousal Consent Requirements.......................................................... 51

                                              ARTICLE XVIII
                                             ADMINISTRATION

                                               ARTICLE XIX
                                        AMENDMENT AND TERMINATION

                                               ARTICLE XX
                                       ADOPTION BY OTHER EMPLOYERS

20.1    Adoption by Related Companies......................................................... 59
20.2    Effective Plan Provisions............................................................. 59

                                               ARTICLE XXI
                                        MISCELLANEOUS PROVISIONS

21.8    Merger, Consolidation, or Transfer of Plan

                                              ARTICLE XXII
                                          TOP-HEAVY PROVISIONS

                                              ARTICLE XXIII
                                             EFFECTIVE DATE

23.1    Effective Date of Amendment and Restatement........................................... 70

                                                ADDENDUM
                                             Re:  PLAN LOANS

01.     Loans Restricted to Eligible Employees................................................ 71
02.     Minimum Loan Amount................................................................... 71
03.     Maximum Number of Outstanding Loans................................................... 71

PREAMBLE

The Wainoco Retirement Savings Plan, originally effective as of January 1, 1987, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Separate Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Plan provisions that were available under the Plan immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under the Plan on the day immediately preceding the later of the effective date or the date this amendment and restatement is adopted.

ARTICLE I

DEFINITIONS

1.1      Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

The "Administrator" means the Sponsor unless the Sponsor designates another person or persons to act as such.

An "After-Tax Contribution" means any after-tax employee contribution made by a Participant as may be permitted under Article V.

The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "Compensation" of a Participant for any period means the wages as defined in Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, and excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for Tax-Deferred Contributions or amounts deferred under Section 125, 402(e)(3), 402(h), 403(b), or 457(b) of the Code.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the Compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, the Compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as Compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's Compensation as determined prior to application of the family aggregation rules except for purposes of determining "base Compensation" in accordance with the provisions of Article VI.

A "Contribution Period" means the period specified in Article VI for which Employer Contributions shall be made.

An "Eligible Employee" means any Employee who has met the eligibility requirements of Article III to have Tax-Deferred Contributions made to the Plan on his behalf.

The "Eligibility Service" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III or Article VI.

An "Employee" means any employee of an Employer other than an employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan or who is a nonresident alien who does not receive United States source income.

An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "Employer Contribution" means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An "Enrollment Date" means the first day of each calendar month of the Plan Year.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "General Fund" means a Trust Fund established by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be established if all assets of the Trust are allocated among separate Investment Funds.

A "Highly Compensated Employee" means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer during the determination year and who (i) was a five percent owner at any time during the determination year or the look back year, (ii) received compensation from an Employer during the look back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iii) was in the top paid group of employees for the look back year and received compensation from an Employer during the look back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iv) was an officer of an Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the determination year, received the greatest compensation for the look back year of any officer, or (v) was one of the 100 employees paid the greatest compensation by an Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look back year".

A "highly compensated former employee" includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from an Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)	The “determination year” means the Plan Year or, if the Administrator makes the election provided in paragraph (b) below, the period of time, if any, which extends beyond the look back year and ends on the last day of the Plan Year for which testing is being performed (the “lag period”). If the lag period is less than 12 months long, the dollar amounts specified in (ii), (iii), and (iv) above shall be prorated based upon the number of months in the lag period.

(b)	The “look back year” means the 12-month period immediately preceding the determination year; provided, however, that the Administrator may elect instead to treat the calendar year ending with or within the determination year as the “look back year”.

An "Hour of Service" with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An "Investment Fund" means any separate investment Trust Fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

The "Normal Retirement Date" of an employee means the date he attains age 65.

A "Participant" means any person who has a Separate Account in the Trust.

The "Plan" means the Wainoco Retirement Savings Plan, as from time to time in effect.

A "Plan Year" means the 12-consecutive-month period ending December 31.

A "Related Company" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A "Separate Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts established thereunder, as provided in Article VIII.

The "Settlement Date" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

The "Sponsor" means Wainoco Oil & Gas Company, and any successor thereto.

A "Sub-Account" means any of the individual sub-accounts of a Participant's Separate Account that is maintained as provided in Article VIII.

A "Tax-Deferred Contribution" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

The "Trust" means the trust maintained by the Trustee under the Trust Agreement.

The "Trust Agreement" means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Section 401 of the Code.

The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement.

A "Trust Fund" means any fund established under the Trust by the Trustee.

A "Valuation Date" means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Separate Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Separate Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Separate Account and Sub-Account shall be adjusted no less often than once annually.

The "Vesting Service" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2 Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1      Definitions

For purposes of this Article, the following terms have the following meanings:
(a)	The “continuous service” of an employee means the service credited to him in accordance with the provisions of Section 2.3 of the Plan.
(b)	The "employment commencement date" of an employee means the date he first completes an Hour of Service.
(c)	A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

(d)	The “reemployment commencement date” of an employee means the first date following a severance date on which he again completes an Hour of Service.
(e)	The “severance date” of an employee means the earlier of (i) the date on which he retires, dies, or his employment with an Employer and all Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with an Employer and all Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with an Employer and all Related Companies on account of service with the armed forces of the United States, he shall not incur a severance date if he is eligible for reemployment rights under Federal law and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights.

2.2      Crediting of Hours of Service

A person shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or any Related Company.

2.3      Crediting of Continuous Service

A person shall be credited with continuous service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with continuous service for the period between such severance date and reemployment commencement date.

2.4      Eligibility Service

An employee shall be credited with Eligibility Service equal to his continuous service.

2.5      Vesting Service

There shall be no Vesting Service credited under the Plan.

2.6      Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which eligibility service and/or vesting service is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulationsss.2530.200 through 2530.203 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of Eligibility Service and/or Vesting Service on the basis of Hours of Service and computation periods, an affected Employee shall be credited with Eligibility Service and/or Vesting Service equal to:
(a)	the Employee’s years of service credited to him under the Hours of Service method before the computation period in which the transfer or the effective date of the amendment occurs, plus
(b)	the greater of (i) the period of service that would be credited to the Employee under the elapsed time method provided hereunder for his employment during the entire computation period in which the transfer or the effective date of the amendment occurs or (ii) the service taken into account under the Hours of Service method for such computation period as of the date of the transfer or the effective date of the amendment, plus

(c)	the service credited to such Employee under the elapsed time method provided hereunder for the period of time beginning on the day after the last day of the computation period in which the transfer or the effective date of the amendment occurs.

ARTICLE III

ELIGIBILITY

3.1      Eligibility

Each Employee who was an Eligible Employee immediately prior to the effective date of this amendment and restatement shall continue to be an Eligible Employee. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has both attained age 21 and completed 6 full calendar months of Eligibility Service.

3.2      Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1.

3.3      Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1 or 3.2.

3.4      Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5     Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax-Deferred Contributions made to the Plan on his behalf and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax-Deferred Contributions made to the Plan on his behalf only so long as he continues employment as an Employee.

ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1      Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee, or any subsequent Enrollment Date, each Eligible Employee may elect in writing in accordance with rules prescribed by the Administrator to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's written election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf and his election as to the investment of his contributions in accordance with Article X. Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the date on which his election is effective.

4.2      Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 13 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3      Changes in Reduction Authorization

An Eligible Employee may change the percentage of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 4.2. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4      Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may have such contributions suspended at any time by giving such number of days advance written notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5      Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

4.6      Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7      Vesting of Tax-Deferred Contributions

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1      No After-Tax Contributions

There shall be no After-Tax Contributions made to the Plan.

5.2      Rollover Contributions

An Employee who was a participant in a plan qualified under Section 401 or 403 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(c)(1), Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. If the Employee does not already have an investment election on file with the Administrator, the Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article X.

5.3      Vesting of Rollover Contributions

A Participant's vested interest in his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1      Definitions

For purposes of this Article, the following terms have the following meanings:

        (a) The “matching contribution” means any Employer Contribution made to the Plan in accordance with the provisions of Section 6.5.

        (b) The “profit-sharing contribution” means any Employer Contribution made to the Plan in accordance with the provisions of Section 6.3.

6.2      Contribution Period

The Contribution Period for Employer Contributions under the Plan shall be each Plan Year.

6.3      Profit-Sharing Contributions

Each Employer may, in its discretion, make a profit-sharing contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.4      Allocation of Profit-Sharing Contributions

Any profit-sharing contribution made by an Employer for the Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of profit-sharing contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be an amount equal to a percentage of his "base Compensation" from the Employer for the Contribution Period plus a separate percentage of his Compensation from the Employer for the Contribution Period that exceeds his "base Compensation", which percentage shall not exceed the percentage specified with respect to his "base Compensation" by more than the lesser of (i) the percentage specified with respect to his "base Compensation" or (ii) the greater of 5.7 percent or the rate of tax applicable at the beginning of the Plan Year to the Employer under Section 3111(a) of the Code that is attributable to old-age insurance under the OASDI provisions. The percentage of "base Compensation" and the percentage of Compensation in excess of "base Compensation" shall be determined for each Plan Year in such manner as shall maximize the percentage of Compensation in excess of "base Compensation", subject to the foregoing limitations. For purposes of this Section, "base Compensation" means Compensation up to the taxable wage base under Section 230 of the Social Security Act in effect at the beginning of the Plan Year.

6.5      Matching Contributions

Each Employer may make a matching contribution to the Plan for each Contribution Period in an amount equal to the percentage, determined by the Sponsor, in its discretion, for the Contribution Period, of the aggregate Tax-Deferred Contributions for the Contribution Period made on behalf of its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period as determined under Section 6.9.

6.6      Allocation of Matching Contributions

Any matching contribution made by an Employer for the Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be an amount equal to the percentage determined by the Employer Sponsor as provided in Section 6.5 of the Tax-Deferred Contributions made on his behalf for the Contribution Period.

6.7       Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.8      Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.9      Eligibility to Participate in Allocation

Each Employee shall be eligible to participate in the allocation of Employer Contributions in accordance with Sections 6.4 and 6.6 beginning on the date he becomes, or again becomes, an Eligible Employee in accordance with the provisions of Article III. Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of matching contributions for a Contribution Period unless he is employed by an Employer or a Related Company on the last day of the Contribution Period; provided, however, that if the Plan would not otherwise meet the minimum coverage requirements of Section 410(b) of the Code in any Plan Year, the group of Employees eligible to participate in the allocation of matching contributions shall be expanded to include the minimum number of Employees who are not employed by an Employer or a Related Company on the last day of the Contribution Period that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding clause shall be those Employees who have completed the greatest number of Hours of Service during the Plan Year.

6.10      Vesting of Employer Contributions

A Participant's vested interest in his Employer Contributions Sub-Account shall be at all times 100 percent.

6.11      Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1      Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “actual deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year; provided, however, that contributions made on a Participant’s behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)	The “aggregate limit” means the sum of (i) 125 percent of the greater of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average contribution percentage or average actual deferral percentage, or, if it would result in a larger aggregate limit, the sum of (iii) 125 percent of the lesser of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average contribution percentage or average actual deferral percentage.

(c)	The “annual addition” with respect to a Participant for a limitation year means the sum of the Tax-Deferred Contributions and Employer Contributions allocated to his Separate Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

(d)	The “Code Section 402(g) limit” means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee’s taxable year begins.

(e)	The “contribution percentage” with respect to an eligible participant for a particular Plan Year means the ratio of the matching contributions made to the Plan on his behalf for the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations issued under Section 401(m) of the Code, the Sponsor may elect to take into account in computing the numerator of each eligible participant’s contribution percentage the Tax-Deferred Contributions made to the Plan on his behalf for the Plan Year; provided, however, that any Tax-Deferred Contributions that were taken into account in computing the numerator of an eligible participant’s actual deferral percentage may not be taken into account in computing the numerator of his contribution percentage; and provided, further, that contributions made by or on a Participant’s behalf for a Plan Year shall be included in determining his contribution percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the contribution percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f)	An “elective contribution” means any employer contribution made to a plan maintained by an Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as defined in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(g)	An “eligible participant” means any Employee who is eligible or to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in computing contribution percentages) or to participate in the allocation of matching contributions.

(h)	A “family member” of an Employee means the Employee’s spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.
(i)	A "limitation year" means the Plan Year.
(j)	A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under the Plan or any other plan of an Employer or a Related Company solely on account of elective contributions made on his behalf or employee contributions made by him.

(k)	The “test compensation” of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the test compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the limitation year, the test compensation of the Participant’s spouse and of his lineal descendants who have not attained age 19 as of the close of the limitation year shall be included as test compensation of the Participant for the limitation year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member’s test compensation as determined prior to application of the family aggregation rules.

7.2       Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in --- computing the Eligible Employee's actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer's Employer Contribution obligations for the following Plan Year.

7.3       Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees; or
(b)	a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Tax-Deferred Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Tax-Deferred Contribution election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

For purposes of applying the limitation contained in this Section, the Tax-Deferred Contributions and test compensation of any Eligible Employee who is a family member of another Eligible Employee who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the Tax-Deferred Contributions and test compensation of such other Eligible Employee, and such family member shall not be considered an Eligible Employee for purposes of determining the average actual deferral percentage for all other Eligible Employees.

In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1991, plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

7.4      Distribution of Excess Tax-Deferred Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.3 is exceeded in any Plan Year, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.3, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.3, the excess shall be allocated among family members in proportion to the Tax-Deferred Contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under Section 7.3 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer's Employer Contribution obligations for the following Plan Year.

7.5       Limitation on Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the matching contributions made with respect to a Plan Year on behalf of eligible participants who are Highly Compensated Employees may not result in an average contribution percentage for such eligible participants that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average contribution percentage for all other eligible participants; or
(b)	a percentage that is not more than 200 percent of the average contribution percentage for all other eligible participants and that is not more than two percentage points higher than the average contribution percentage for all other eligible participants.

For purposes of applying the limitation contained in this Section, the matching contributions, Tax-Deferred Contributions (to the extent that such Tax-Deferred Contributions are taken into account in computing contribution percentages), and test compensation of any eligible participant who is a family member of another eligible participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the matching contributions, Tax-Deferred Contributions, and test compensation of such other eligible participant, and such family member shall not be considered an eligible participant for purposes of determining the average contribution percentage for all other eligible participants.

In determining the contribution percentage for any eligible participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, and elective contributions (to the extent that elective contributions are taken into account in computing contribution percentages) made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the elective contributions taken into account in computing contribution percentages for any Plan Year.

7.6      Distribution of Excess Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.5 is exceeded in any Plan Year, the matching contributions made on behalf of a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on behalf of such Highly Compensated Employee under Section 7.5, plus any income and minus any losses attributable thereto, shall be distributed to the Participant prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.5, the excess shall be allocated among family members in proportion to the matching contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on behalf of a Highly Compensated Employee under Section 7.5 shall be determined by reducing matching contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages. The determination of the amount of excess matching contributions shall be made after application of Section 7.4, if applicable.

7.7      Multiple Use Limitation

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average actual deferral percentage for Eligible Employees who are Highly Compensated Employees and the average contribution percentage for eligible participants who are Highly Compensated Employees may not exceed the aggregate limit. In the event that, after satisfaction of Section 7.4 and Section 7.6, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the actual deferral percentages of Eligible Employees who are Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate the excess, with such further reductions to be treated as excess Tax- Deferred Contributions and disposed of as provided in Section 7.4, or in an alternative manner, consistently applied, that may be permitted by regulations issued under Section 401(m) of the Code.

7.8      Determination of Income or Loss

The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Separate Accounts.

7.9       Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the limitation year or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. If the annual addition to the Separate Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

Tax-Deferred Contributions made on the Participant's behalf for the limitation year and the matching contributions attributable thereto, if any, shall be reduced pro rata. Employer Contributions (other than matching contributions) otherwise allocable to the Participant's Separate Account for the limitation year shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the limitation year and shall be applied against the Employer's contribution obligation for the next following limitation year (and succeeding limitation years, as necessary). If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants' Separate Accounts (subject to the limitations contained herein) before any further Tax-Deferred Contributions or Employer Contributions. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Tax- Deferred Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.10      Coverage Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.9, such excess shall be reduced first by returning employee contributions made by the Participant to such other plans for the limitation year and the income attributable thereto to the extent necessary on a pro rata basis among all of such plans. If the limitation contained in Section 7.9 still is not satisfied after all such employee contributions have been returned, the excess shall be reduced by returning Tax-Deferred Contributions and elective contributions made on the Participant's behalf to the Plan and such other plans for the limitation year and the income attributable thereto to the extent necessary on a pro rata basis among all such plans, including the Plan. If the limitation contained in Section 7.9 still is not satisfied after all such elective contributions have been returned, the portion of the employer contributions and of forfeitures for the limitation year under the Plan and such other plans that has been allocated to the Participant under such plans but which exceeds the limitation set forth in Section 7.9, shall be deemed a forfeiture for the limitation year and shall be disposed of as provided in such plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected on a pro rata basis among all of such plans, including the Plan, unless the Participant is covered by a money purchase pension plan, in which event, the forfeiture shall be effected first under the Plan and any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

7.11      Coverage Under Qualified Defined Benefit Plan

If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by an Employer or a Related Company and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section, the defined benefit plan fraction shall not exceed 1.0. In the event the special limitation contained in this Section is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

7.12      Scope of Limitations

The limitations contained in Sections 7.9, 7.10, and 7.11 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

ARTICLE VIII

TRUST FUNDS AND SEPARATE ACCOUNTS

8.1      General Fund

The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2      Investment Funds

The Sponsor shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3      Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4      Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund established hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5      Separate Accounts

As of the first date a contribution is made by or on behalf of an Employee, there shall be established a Separate Account in his name reflecting his interest in the Trust. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6      Sub-Accounts

A Participant's Separate Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant's Separate Account that is derived from Tax-Deferred Contributions, Rollover Contributions, or Employer Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund established hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1      No Life Insurance Contracts

There shall be no life insurance contracts purchased under the Plan.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1      Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Rollover Contributions, Tax-Deferred Contributions, and Employer Contributions shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant's change of investment election may be made effective as of the date or dates prescribed by the Administrator.

10.2      Deposit of Contributions

All Rollover Contributions, Tax-Deferred Contributions, and matching contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. All profit sharing contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Sponsor's direction. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant's Separate Account, the Participant shall be notified and an investment election form shall be provided to him. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3      Election to Transfer Between Funds

The Sponsor may elect to transfer investments of profit sharing contributions from any Investment Fund to any other Investment Fund as provided in the Trust Agreement. A Participant may elect to transfer investments of Rollover Contributions, Tax-Deferred Contributions, and matching contributions from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Subject to any restrictions pertaining to a particular Investment Fund, a Participant's transfer election may be made effective as of the date or dates prescribed by the Administrator.

ARTICLE XI

CREDITING AND VALUING SEPARATE ACCOUNTS

11.1      Crediting Separate Accounts

All contributions made under the provisions of the Plan shall be credited to Separate Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2      Valuing Separate Accounts

Separate Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3      Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Separate Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.
(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Separate Accounts in the Trust Fund in the ratio of the balance of the portion of such Separate Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Separate Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Separate Accounts in the Trust Fund similarly adjusted, and each Separate Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4      Finality of Determinations

The Trustee shall have exclusive responsibility for determining the balance of each Separate Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5      Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Separate Account and Sub-Accounts as of the last day of such Plan Year.

ARTICLE XII

LOANS

12.1      Application for Loan

A Participant who is a party in interest may make written application to the Administrator for a loan from his Separate Account. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are set forth in an Addendum to the Plan.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loans; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents in writing to the charging of his Separate Account in accordance with the provisions of Section 12.4 for unpaid principal and interest amounts in the event the loan is declared to be in default. A Participant's spouse must consent in writing to any loan hereunder. Any spousal consent given pursuant to this Section must acknowledge the effect of the loan and must be witnessed by a Plan representative or a notary public. Such spousal consent shall be binding with respect to the consenting spouse and any subsequent spouse with respect to the loan. A new spousal consent shall be required if the Participant's Separate Account is used for security in any renegotiation, extension, renewal, or other revision of the loan.

12.2      Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Separate Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant's vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant's vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

12.3      Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:
(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:
(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant's Separate Account and his vested interest under all other plans maintained by an Employer or a Related Company.
(c)	The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

(d)	Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

12.4      Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established by the Trustee in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5      Default

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6       Loans Granted Prior to October 19, 1989

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to October 19, 1989 shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1      Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal or a withdrawal in the form of a qualified joint and survivor annuity as provided in Article XVI from his Rollover Contributions Sub- Account.

13.2      Withdrawals of Employer Contributions

A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal or a withdrawal in the form of a qualified joint and survivor annuity as provided in Article XVI from his vested interest in his Employer Contributions Sub-Account; provided, however, that a Participant may not withdraw amounts attributable to profit-sharing contributions prior to age 59 1/2.

13.3      Withdrawals of Tax-Deferred Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal or a withdrawal in the form of a qualified joint and survivor annuity as provided in Article XVI from his Tax-Deferred Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Tax-Deferred Contributions Sub-Account, exclusive of any earnings credited to such Sub-Account as of a date that is after the last day of the last Plan Year ending before July 1, 1989.

13.4      Limitations on Withdrawals Other than Hardship Withdrawals

Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.
Withdrawals may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's directions.
A Participant's spouse must consent in writing to any withdrawal hereunder.

13.5      Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the following order:

The balance of the Participant's Rollover Contributions Sub-Account, if any, shall be distributed.
The balance of the Participant's Employer Contributions Sub-Account, exclusive of amounts attributable to Employer Contributions credited to such Sub-Account solely on account of Tax-Deferred Contributions made on his behalf shall be distributed, but if the distribution is because of hardship, only to the extent permitted under Section 13.2.

The balance of the Participant's Employer Contributions Sub-Account attributable to Employer Contributions credited to such Sub-Account solely on account of Tax-Deferred Contributions made by him, if any, shall be distributed.

The balance of the Participant's Tax-Deferred Contributions Sub-Account shall be distributed, but if the distribution is because of hardship, only to the extent permitted under Section 13.3.
If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

13.6      Conditions and Limitations on Hardship Withdrawals

A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's directions. A Participant's spouse must consent to any withdrawal hereunder. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant.

An immediate and heavy financial need of the Participant means a financial need on account of:
(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or any dependent of the Participant; or

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.
A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.
The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.
The Participant's Tax-Deferred Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by an Employer or any Related Company shall be suspended for at least twelve months after his receipt of the withdrawal.

The Participant shall not make Tax-Deferred Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by an Employer or any Related Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and elective tax-deferred contributions under any other plan maintained by an Employer or any Related Company for the taxable year of the withdrawal.

The minimum hardship withdrawal that a Participant may make is $1,000. The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax- Deferred Contributions are suspended in accordance with this Section.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1      Termination of Employment and Settlement Date

A Participant's Settlement Date shall occur on the date he terminates employment with an Employer and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

ARTICLE XV

DISTRIBUTIONS

15.1      Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of the value of his vested interest in his Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later. In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Separate Account in the form provided under Article XVI at any time following his Normal Retirement Date.

15.2      Distributions to Beneficiaries

If a Participant dies prior to the date distribution of his vested interest in his Separate Account begins under this Article, his Beneficiary shall receive distribution of the Participant's vested interest in his Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a)	If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or
(b)	If the Beneficiary is the Participant’s spouse, the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.
If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Separate Account begins under this Article, but before his entire vested interest in his Separate Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Separate Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3      Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Separate Account does not exceed $3,500, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Settlement Date. If a Participant's vested interest in his Separate Account exceeds $3,500, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent and the written consent of his spouse if payment is not made through the purchase of a qualified joint and survivor annuity. If a Participant made a withdrawal in accordance with the provisions of Article XIII or was in default on a loan for which a portion of his Separate Account was pledged as security as provided in Article XII and his vested interest in his Separate Account on the date immediately preceding the withdrawal or default exceeded $3,500, then for purposes of this Section, his vested interest in his Separate Account shall be deemed to exceed $3,500.

15.4      Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Separate Account shall commence to the Participant no later than the earlier of:

(a)	60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Settlement Date has occurred, except that if a Participant attained age 70 1/2 prior to January 1, 1988, and was not a five-percent owner (as defined in Section 416 of the Code) at any time during the five-Plan-Year period ending within the calendar year in which he attained age 70 1/2, distribution of such Participant’s vested interest in his Separate Account shall commence no later than the April 1 following the close of the calendar year in which he attains age 70 1/2 or retires, whichever is later.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5      Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6      Restrictions on Alienation

Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders and Section 1.401(a)-13(b)(2) of Treasury regulations relating to Federal tax levies and judgments, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7      Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Separate Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8      Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within five years after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9      Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI

FORM OF PAYMENT

16.1      Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	A Participant’s “annuity starting date” means the first day of the first period for which an amount is paid as an annuity or any other form.
(b)	The “automatic annuity form” means the form of annuity that will be purchased on a Participant’s behalf as provided in Section 16.5 unless the Participant elects another form of annuity as provided in Section 16.5.

(c)	A “qualified election” means an election that is made during the qualified election period. A qualified election of a form of payment other than a qualified joint and survivor annuity or designating a Beneficiary other than the Participant’s spouse to receive amounts otherwise payable as a qualified preretirement survivor annuity must include the written consent of the Participant’s spouse, if any. A Participant’s spouse will be deemed to have given written consent to the Participant’s election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. The spouse’s written consent must acknowledge the effect of the Participant’s election and must be witnessed by a Plan representative or a notary public. The spouse’s written consent may be a general consent that permits the Participant to change the form of payment selected or the designated Beneficiary without the spouse’s further consent. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

(d)	The “qualified election period” with respect to the automatic annuity form means the 90 day period ending on a Participant’s annuity starting date. The “qualified election period” with respect to a qualified preretirement survivor annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a qualified election designating a Beneficiary other than his spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

(e)	A “qualified joint and survivor annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Section 401(a)(11) of the Code, for the life of a Participant with a survivor annuity payable for the life of the Participant’s spouse that is equal to at least 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse, provided that the survivor annuity shall not be payable to a Participant’s spouse if such spouse is not the same spouse to whom the Participant was married on his annuity starting date.

(f)	A “qualified preretirement survivor annuity” means an annuity payable to the surviving spouse of a Participant in accordance with the provisions of Section 16.6.
(g)	A "single life annuity" means an annuity payable for the life of the Participant.

16.2      Normal Form of Payment

Unless a Participant, or his Beneficiary, if the Participant has died, elects an optional form of payment provided in Section 16.3, distribution shall be made to the Participant, or his Beneficiary, as the case may be, through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant, or his Beneficiary, if the Participant has died, shall select, subject to the provisions of Section 16.5; provided, however, that a Participant's Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

16.3      Optional Forms of Payment

Subject to the provisions of Section 16.5, a Participant, or his Beneficiary, as the case may be, may elect to receive distribution in one of the following optional forms of payment:
(a)	Single Sum Payment.
(b)	Installment Payments - Distribution shall be made in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Separate Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated either once at the time installment payments begin or annually for the Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Participant at the time installment payments begin.

Distribution shall be made in cash or in kind, as elected by the Participant.

16.4      Change of Election

Subject to the provisions of Section 16.5, a Participant or Beneficiary who has elected an optional form of payment under Section 16.3 or elected an annuity form of payment may revoke or change his election at any time prior to his annuity starting date by filing with the Administrator a written election in the form prescribed by the Administrator.

16.5      Form of Annuity Requirements

Distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following automatic annuity forms, unless the Participant elects a different type of annuity or elects an optional form of payment under Section 16.3.

(a)	The automatic annuity form for a Participant who is married on his annuity starting date is the 50 percent qualified joint and survivor annuity.
(b)	The automatic annuity form for a Participant who is not married on his annuity starting date is the single life annuity.
A Participant's election of an annuity other than the automatic annuity form or of the optional form of payment shall not be effective unless it is a qualified election; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a qualified joint and survivor annuity. A Participant who has elected an optional form of payment can change his election only pursuant to a qualified election.

16.6      Qualified Preretirement Survivor Annuity Requirements

If a married Participant dies before his annuity starting date, his spouse shall receive distribution of the value of the Participant's vested interest in his Separate Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the qualified preretirement survivor annuity form. A Participant can only designate a non-spouse Beneficiary to receive distribution of that portion of his Separate Account otherwise payable as a qualified preretirement survivor annuity pursuant to a qualified election.

16.7      Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution made on or after January 1, 1993, that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a "qualified distributee" may not elect this provision with respect to a portion of a distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover and shall be made only after all applicable consent requirements are satisfied. For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Separate Account; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

16.8      Notice Regarding Forms of Payment

The Administrator shall provide each Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, his right to make a direct rollover, and (i) the terms and conditions of the automatic annuity form and the other forms of payment available under the Plan, (ii) the Participant's right to choose a form of payment other than the automatic annuity form or to revoke such choice, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within the 60 day period ending 30 days before the Participant's annuity starting date.

In addition, the Administrator shall provide such a Participant with a written explanation of (i) the terms and conditions of the qualified preretirement survivor annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of that portion of his Separate Account otherwise payable as a qualified preretirement survivor annuity or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a)	the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(b)	the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date;
provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.

16.9      Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Separate Account, his prior election of a form of payment hereunder shall become ineffective.

ARTICLE XVII

BENEFICIARIES

17.1      Designation of Beneficiary

A married Participant's Beneficiary shall be his spouse. A married Participant may designate a non-spouse Beneficiary, but only pursuant to a qualified election as provided in Article XVI.

A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

ARTICLE XVIII

ADMINISTRATION

18.1      Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor and the Trustee shall be "named fiduciaries" as that term is defined in Section 402(a)(2) of ERISA. The Sponsor may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article, to the Trustee; and
(b)	designate a person or persons other than the Sponsor to carry out any of such powers, authority, or responsibilities;
except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section, and except that no allocation or delegation by the Sponsor of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Sponsor.

18.2      Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.3      Claims Review Procedure

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;
(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and
(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.
Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

18.4      Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.5      Indemnification

In addition to whatever rights of indemnification the Trustee or the members of the board of directors of the Sponsor or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.2, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person's or persons' gross negligence or willful misconduct.

18.6      Actions Binding

Subject to the provisions of Section 18.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1      Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2      Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

19.3      Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Separate Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Separate Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Separate Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4      Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5      Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Separate Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER EMPLOYERS

20.1      Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2      Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1      No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2      Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3      No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4      Expenses

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust or by the Sponsor or another Employer as the Sponsor shall direct. Notwithstanding the foregoing, administrative expenses that are allocable to the Separate Account of a specific Participant shall be paid from that Separate Account or by the Sponsor or another Employer as the Sponsor shall direct.

21.5      Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6      Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7      Withholding

The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8      Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9      Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Separate Account of such Participant. Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, VI, and VII.

21.10      Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section and Section 21.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11      Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or
(b)	is disallowed as a deduction under Section 404 of the Code,
such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under Section 403(c)(2)(B) of ERISA.

21.12      Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13      Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14      Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15      Application of Certain Plan Provisions

A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X. For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.16      Leased Employees

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

21.17      Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1      Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “compensation” of an employee means compensation as defined in Section 415 of the Code and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or one of the ten Highly Compensated Employees receiving the greatest compensation for the Plan Year, the compensation of the Participant’s spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member’s compensation as determined prior to application of the family aggregation rules.

(b)	The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

(c)	A “key employee” means any Employee or former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or former Employee.
(d)	A "non-key employee" means any Employee who is not a key employee.
(e)	A “permissive aggregation group” means those plans included in each Employer’s required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f)	A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)	A “super top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (i) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.

(h)	A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (j) of this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition. A plan is also a “super top-heavy plan” if it is part of a super top-heavy group.

(i)	A “top-heavy group” with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(j)	A “top-heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the determination date, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code and including the present value of any part of any accrued benefits distributed in the five- year period ending on the determination date, and (iii) any plan (including any simplified employee pension plan) included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the determination date shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group. A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan.

(k)	The “valuation date” with respect to any determination date means the most recent Valuation Date occurring within the 12-month period ending on the determination date.

22.2      Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a top-heavy plan as hereinafter defined.

22.3      Minimum Employer Contribution

If the Plan is determined to be a top-heavy plan, the Employer Contributions allocated to the Separate Account of each non-key employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Separate Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Contributions to each such non-key employee shall be three percent of the compensation of such non-key employee. Any minimum allocation to a non-key employee required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions. Notwithstanding the minimum top-heavy allocation requirements of this Section, if the Plan is a top-heavy plan, each non-key employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under any other top- heavy plan or plans of an Employer will receive the top-heavy benefits provided under such other plan in lieu of the minimum top- heavy allocation under the Plan.

22.4 Adjustments to Section 415 Limitations

If the Plan is determined to be a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction, described in Article VII, shall be determined as provided in Section 415 of the Code by substituting "1.0" for "1.25" each place where "1.25" appears, except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan, (ii) the Employer Contribution for such top-heavy Plan Year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation, and (iii) the minimum annual retirement benefit accrued by a non-key employee who participates under one or more defined benefit plans of an Employer or a Related Company for such top-heavy Plan Year is not less than the lesser of three percent times years of service with an Employer or a Related Company or thirty percent.

ARTICLE XXIII

EFFECTIVE DATE

23.1      Effective Date of Amendment and Restatement

This amendment and restatement is effective as of July 1, 1995.

*          *          *

                     EXECUTED AT Houston, Texas, this 6th day of June, 1995.

WAINOCO OIL & GAS COMPANY By: George E. Aldrich Title: Vice President

ADDENDUM

Re:  PLAN LOANS

01. Loans Restricted to Eligible Employees

No loans shall be made to an Employee who makes a Rollover Contribution in accordance with Article IV, but who is not an Eligible Employee as provided in Article III.

02. Minimum Loan Amount

A Participant may not request a loan for less than $1,000.

03. Maximum Number of Outstanding Loans

A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan; provided, however, that a home loan that is used for purchasing a primary residence shall not be considered in applying this limitation. A Participant may not apply for more than one loan during the Plan Year.

The provisions of this Section shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that a Participant may not apply for a new loan hereunder, except a home loan as described above, until all outstanding loans made to the Participant prior to the effective date of this amendment and restatement have been paid in full.

AMENDMENT TO THE

WAINOCO RETIREMENT SAVINGS PLAN

      WHEREAS, the Wainoco Oil & Gas Company (the "Sponsor") adopted the Wainoco Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995; and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows effective June 1, 1996:

      1.    Section 6.5 of the Plan shall be revised to add the following to the end thereof:

The Sponsor shall make a matching contribution to the Plan for the calendar quarter ending March 31, 1996 (the “1996 quarter”) in an amount equal to the percentage, determined by the Sponsor, in its discretion, for the 1996 quarter made on behalf of its Employees during the 1996 quarter who are eligible to participate in the allocation of matching contributions as determined under Section 3.1 but who were terminated during the 1996 quarter in connection with the corporate restructuring of the Sponsor. For purpose of this paragraph, “eligible Tax-Deferred Contributions” with respect to an Employee mean the Tax-Deferred Contributions made by or on his behalf for the 1996 quarter in an amount up to, but not exceeding, the “match level”. For purposes of this paragraph, the “match level” means 6 percent of an Employee’s Compensation for the 1996 quarter.

      2.     Section 6.6 of the Plan shall be revised to add the following to the end thereof:

The matching contribution made by the Employer for the 1996 quarter on behalf of its Employees during such quarter who are eligible to participate in the allocation of matching contributions as determined under Section 3.1 but who were terminated during the 1996 quarter in connection with the corporate restructuring of the Sponsor shall be allocated among such Employees in an amount equal to the percentage determined by the Sponsor of the “eligible Tax-Deferred Contributions” made on his behalf for the 1996 quarter.

      3.     Article X is amended and restated in its entirety to read as follows:

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1 Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Rollover Contributions, Tax-Deferred Contributions, and Employer Contributions shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator shall prescribe. A Participant’s change of investment election may be made effective as of the date or dates prescribed by the Administrator.

10.2       Deposit of Contributions

All Rollover Contributions, Tax-Deferred Contributions, and Employer Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s currently effective investment election. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant’s Separate Account, the Participant shall be notified and an investment election form shall be provided to him. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3       Election to Transfer Between Funds

A Participant may elect to transfer investments of Rollover Contributions, Tax-Deferred Contributions, and Employer Contributions from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Subject to any restrictions pertaining to a particular Investment Fund, a Participant’s transfer election may be made effective as of the date or dates prescribed by the Administrator.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 1st day of June, 1996.

WAINOCO OIL & GAS COMPANY By: Julie H. Edwards Title: Vice President

AMENDMENT TO THE
WAINOCO RETIREMENT SAVINGS PLAN AND
THIRD AMENDMENT TO THE TRUST AGREEMENT

      WHEREAS, Wainoco Oil & Gas Company, a wholly owned subsidiary of Frontier Oil Corporation, (the "Sponsor") adopted the Wainoco Retirement Savings Plan, now known as Frontier Retirement Savings Plan (the "Plan"), and the related Trust Agreement (the "Trust"), most recently amended and restated effective May 1, 1998; and

      WHEREAS, the Sponsor desires to amend the Plan and Trust;

      NOW, THEREFORE, the Sponsor amends the Plan and Trust as follows, effective April 23, 1998:

1.	All references to "Wainoco Retirement Savings Plan" throughout the Plan and Trust shall be replaced with "Frontier Retirement Savings Plan".

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 30th day of November 1998.

FIDELITY MANAGEMENT TRUST COMPANY By: Bernadine C. Topazio Title: Authorized Signature	WAINOCO OIL & GAS COMPANY By: Julie H. Edwards Title: Senior Vice President - Finance & Chief Financial Officer

AMENDMENT TO THE
FRONTIER RETIREMENT SAVINGS PLAN AND
FOURTH AMENDMENT TO THE TRUST AGREEMENT

      WHEREAS, Wainoco Oil & Gas Company, the Sponsor desires to amend the Frontier Retirement Savings Plan (the “Plan”) and Related Trust Agreement (the “Trust”);

      NOW, THEREFORE, the Sponsor amends the Plan and Trust as follows, effective February 28, 1999, to amend Article 4.2 of the Plan to increase tax deferred contributions from 13 percent to 15 percent of compensation.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument as of this 24th day of March, 1999.

FIDELITY MANAGEMENT TRUST COMPANY By: Title:	WAINOCO OIL & GAS COMPANY By: Julie H. Edwards Title: Senior Vice President - Finance & Chief Executive Officer

AMENDMENT TO THE

FRONTIER RETIREMENT SAVINGS PLAN

      WHEREAS, Wainoco Oil & Gas Company (the "Sponsor") adopted the Frontier Retirement Savings Plan, formerly known as the Wainoco Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995; and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective February 28, 1999:

1.	Section 4.2 of the Plan shall be revised and restated to read, in its entirety, as follows:
The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 15 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument as of this 10th day of September, 1999.

WAINOCO OIL & GAS COMPANY By: Julie H. Edwards Title: Senior Vice President - Finance & Chief Executive Officer

AMENDMENT TO

FRONTIER RETIREMENT SAVINGS PLAN

      WHEREAS, Frontier Oil Corporation (the "Sponsor") adopted the Frontier Retirement Savings Plan f/k/a the Wainoco Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995, and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective November 17, 1999:

1. The definition of "Employee" in Section 1.1 of the Plan is amended and restated to read in its entirety, as follows:

An “Employee” means any employee of an Employer other than an employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan or who is a nonresident alien who does not receive United States source income; an employee whose terms of employment are governed by a collective bargaining agreement between an Employer and the Paper, Allied Industrial Chemical, and Energy Union, AFL-CIO Local 5-241 shall be considered to be an Employee.

2.     The definition of "Employer" in Section 1.1 of the Plan is amended and restated to read, in its entirety, as follows:

An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX, including Frontier El Dorado Refining Company.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 29th day of December, 1999.

FRONTIER OIL CORPORATION By: Julie H. Edwards Title: Senior Vice President - Finance & Chief Financial Officer

AMENDMENT TO

FRONTIER RETIREMENT SAVINGS PLAN

      WHEREAS, Frontier Oil Corporation (the "Sponsor") adopted the Frontier Retirement Savings Plan f/k/a Wainoco Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995, and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective January 1, 2000:

1. Section 6.2 of the Plan is amended and restated to read, in its entirety, as follows:

6.2    Contribution Period

The Contribution Period for Profit-Sharing Contributions under the Plan shall be each Plan Year. The Contribution Period for Matching Contributions under the Plan shall be each calendar quarter.

      IN WITNESS WHEREOF, the Sponsor had executed this instrument this 21st day of December, 2000.

FRONTIER OIL CORPORATION By: Julie H. Edwards Title: Executive Vice President - Finance & Administration

AMENDMENT TO
FRONTIER RETIREMENT SAVINGS PLAN

      WHEREAS, Frontier Oil Corporation (the "Sponsor") adopted the Frontier Retirement Savings Plan f/k/a Wainoco Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995, and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective May 1, 2001:

1.	Section 6.8 of the Plan is amended and restated to read, in its entirety, as follows:

6.8     Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in Section 407(d)(5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

2.	Section 8.1 of the Plan is amended by adding the following sentence to the end thereof:

The General Fund may be invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

3.	Section 8.2 of the Plan is amended by adding the following paragraph to the end thereof:

The Sponsor may determine to offer one or more Investment Funds that are invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

4.	The first sentence of Section 10.2 of the Plan is amended to read as follows:

All Rollover Contributions, Tax-Deferred Contributions and Employer Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer securities Investment Fund established by the Sponsor, pending directions to the Administrator regarding their future investment.

5.	Section 10.3 of the Plan is amended by adding the following paragraph to the end thereof:

Notwithstanding any provision hereof to the contrary, if a Participant elects to transfer an amount out of the Employer securities Investment Fund, he will not be permitted to transfer any amounts into the Employer securities Investment Fund for a period of 30 days from the date of the transfer. Furthermore, a Participant may not transfer amounts into the Employer securities Investment Fund if such transfer would result in the Participant having more than 25% of his Account invested in the Employer securities Investment Fund.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 19th day of April, 2001.

FRONTIER OIL CORPORATION By: Julie H. Edwards Title: Executive Vice President - Finance & Administration

Exhibit 99.2

FRONTIER OIL CORPORATION AND SUBSIDIARIES

COLLECTIVELY BARGAINED EMPLOYEES RETIREMENT

SAVINGS PLAN

(July 1, 1995 Restatement)

Fidelity Management Trust Company, its affiliates and employees may not provide you with legal or tax advice in connection with the execution of this document. It should be reviewed by your attorney and/or accountant prior to execution.

CORPORATEplan for RETIREMENTSM

VOLUME SUBMITTER

PLAN DOCUMENT SYSTEMSTM

                                            TABLE OF CONTENTS

                                                PREAMBLE

                                                ARTICLE I
                                               DEFINITIONS

       1.1         Plan Definitions..........................................................  2
       1.2         Interpretation............................................................  7

                                               ARTICLE II
                                                 SERVICE

                                               ARTICLE III
                                               ELIGIBILITY

       3.1         Eligibility............................................................... 13
       3.2         Transfers of Employment................................................... 13
       3.3         Reemployment.............................................................. 13
       3.4         Notification Concerning New Eligible Employees............................ 13
       3.5         Effect and Duration....................................................... 13

                                               ARTICLE IV
                                       TAX-DEFERRED CONTRIBUTIONS

                                                ARTICLE V
                                  AFTER-TAX AND ROLLOVER CONTRIBUTIONS

       5.1         No AfterTax Contributions................................................. 16
       5.2         Rollover Contributions.................................................... 16
       5.3         Vesting of Rollover Contributions......................................... 16

                                               ARTICLE VI
                                         EMPLOYER CONTRIBUTIONS

                                               ARTICLE VII
                                      LIMITATIONS ON CONTRIBUTIONS

       7.9         Code Section 415 Limitations on Crediting of Contributions and Forfeitures 28

                                              ARTICLE VIII
                                    TRUST FUNDS AND SEPARATE ACCOUNTS

                                               ARTICLE IX
                                        LIFE INSURANCE CONTRACTS

       9.1         No Life Insurance Contracts............................................... 33

                                                ARTICLE X
                                 DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

                                               ARTICLE XI
                                 CREDITING AND VALUING SEPARATE ACCOUNTS

                                               ARTICLE XII
                                                  LOANS

                                              ARTICLE XIII
                                       WITHDRAWALS WHILE EMPLOYED

                                               ARTICLE XIV
                              TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

       14.1        Termination of Employment and Settlement Date............................. 44

                                               ARTICLE XV
                                              DISTRIBUTIONS

                                               ARTICLE XVI
                                             FORM OF PAYMENT

                                              ARTICLE XVII
                                              BENEFICIARIES

       17.1        Designation of Beneficiary................................................ 52
       17.2        Spousal Consent Requirements.............................................. 52

                                              ARTICLE XVIII
                                             ADMINISTRATION

                                               ARTICLE XIX
                                        AMENDMENT AND TERMINATION

                                               ARTICLE XX
                                       ADOPTION BY OTHER EMPLOYERS

       20.1        Adoption by Related Companies............................................. 60
       20.2        Effective Plan Provisions................................................. 60

                                               ARTICLE XXI
                                        MISCELLANEOUS PROVISIONS

                                              ARTICLE XXII
                                          TOP-HEAVY PROVISIONS

       22.1        Applicability............................................................. 66

                                              ARTICLE XXIII
                                             EFFECTIVE DATE

       23.1        Effective Date of Amendment and Restatement............................... 67

                                                 ADDENDUM
                                             Re:  PLAN LOANS

       01.         Loans Restricted to Eligible Employees.................................... 68
       02.         Minimum Loan Amount....................................................... 68
       03.         Maximum Number of Outstanding Loans....................................... 68

PREAMBLE

The Frontier Oil Corporation and Subsidiaries Collectively Bargained Employees Retirement Savings Plan, originally effective as of January 1, 1987, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a profitsharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Separate Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Plan provisions that were available under the Plan immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under the Plan on the day immediately preceding the later of the effective date or the date this amendment and restatement is adopted.

ARTICLE I

DEFINITIONS

1.1      Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “AfterTax Contribution” means any aftertax employee contribution made by a Participant as may be permitted under Article V.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Compensation” of a Participant for any period means the wages as defined in Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, and excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for Tax-Deferred Contributions or amounts deferred under Section 125, 402(e)(3), 402(h), 403(b), or 457(b) of the Code.

Notwithstanding the foregoing, Compensation shall not include the following:

*	bonuses.
*	commissions.
*	the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includible in the Participant’s taxable income.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the Compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, the Compensation of the Participant’s spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as Compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member’s Compensation as determined prior to application of the family aggregation rules.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to have Tax-Deferred Contributions made to the Plan on his behalf.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III or Article VI.

An “Employee” means any employee of an Employer who is covered by a collective bargaining agreement with the Employer that provides for participation in the Plan.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An “Enrollment Date” means the first day of each calendar month of the Plan Year.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “General Fund” means a Trust Fund established by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be established if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer during the determination year and who (i) was a five percent owner at any time during the determination year or the look back year, (ii) received compensation from an Employer during the look back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iii) was in the top paid group of employees for the look back year and received compensation from an Employer during the look back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iv) was an officer of an Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the determination year, received the greatest compensation for the look back year of any officer, or (v) was one of the 100 employees paid the greatest compensation by an Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term “determination year” were substituted for “look back year”.

A “highly compensated former employee” includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from an Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)	The “determination year” means the Plan Year or, if the Administrator makes the election provided in paragraph (b) below, the period of time, if any, which extends beyond the look back year and ends on the last day of the Plan Year for which testing is being performed (the “lag period”). If the lag period is less than 12 months long, the dollar amounts specified in (ii), (iii), and (iv) above shall be prorated based upon the number of months in the lag period.

(b)	The “look back year” means the 12-month period immediately preceding the determination year; provided, however, that the Administrator may elect instead to treat the calendar year ending with or within the determination year as the “look back year”.

An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An “Investment Fund” means any separate investment Trust Fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

The “Normal Retirement Date” of an employee means the date he attains age 65.

A “Participant” means any person who has a Separate Account in the Trust.

The “Plan” means the Frontier Oil Corporation and Subsidiaries Collectively Bargained Employees Retirement Savings Plan, as from time to time in effect.

A “Plan Year” means the 12consecutivemonth period ending December 31.

A “Related Company” means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A “Separate Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts established thereunder, as provided in Article VIII.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

The “Sponsor” means Frontier Oil Corporation, and any successor thereto.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Separate Account that is maintained as provided in Article VIII.

A “Tax-Deferred Contribution” means the amount contributed to the Plan on a Participant’s behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

The “Trust” means the trust maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Section 401 of the Code.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement.

A “Trust Fund” means any fund established under the Trust by the Trustee.

A “Valuation Date” means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Separate Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Separate Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Separate Account and Sub-Account shall be adjusted no less often than once annually.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2      Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1      Definitions

For purposes of this Article, the following terms have the following meanings.

(a)	A “break in service” means any computation period during which a person completes less than 501 Hours of Service except that no person shall incur a break in service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

(b)	A “computation period” for purposes of determining an employee’s years of Eligibility Service means (i) the 6consecutivemonth period beginning on the first date he completes an Hour of Service, (ii) the six-month period beginning on the date that is six months after the date in (i), and (iii) each 6-consecutivemonth period beginning on an anniversary of a date under (i) or (ii).

(c)	A “maternity/paternity absence” means a person’s absence from employment with an Employer or a Related Company because of the person’s pregnancy, the birth of the person’s child, the placement of a child with the person in connection with the person’s adoption of the child, or the caring for the person’s child immediately following the child’s birth or adoption. A person’s absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

2.2      Crediting of Hours of Service

A person shall be credited with an Hour of Service for:

(a)	each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Company during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straighttime hours;

(b)	subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

(c)	each hour for which he would have been scheduled to work for an Employer or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under Federal law and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; and

(d)	each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.

Notwithstanding the foregoing and solely for purposes of determining whether a person who is on a maternity/paternity absence beginning on or after the first day of the first Plan Year that commences on or after January 1, 1985, has incurred a break in service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such maternity/paternity absence, or shall include eight Hours of Service for each day of maternity/paternity absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any maternity/paternity absence. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a break in service in such computation period, or, in any other case, to the immediately following computation period.

2.3      Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service such Employer shall credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies:

(a)	If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he performs an Hour of Service.
(b)	If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.
(c)	If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(d)	If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.4      Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a)	An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medicallyrelated expenses incurred by him.
(c)	A payment shall be deemed to be made by or due from an Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)	No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.5      Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations §2530.200b2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

2.6      Years of Eligibility Service

An employee shall be credited with six months of Eligibility Service for each computation period in which he completes at least 500 Hours of Service.

2.7      Years of Vesting Service

There shall be no years of Vesting Service credited under the Plan.

2.8      Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which eligibility service and/or vesting service is credited based on elapsed time in accordance with Treasury Regulations §410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of Eligibility Service and/or Vesting Service on the basis of elapsed time, an affected Employee shall be credited with Eligibility Service and/or Vesting Service hereunder equal to:

(a)	the number of one year periods of service credited to the Employee under the elapsed time method before the transfer date or the effective date of the amendment, plus
(b)	his service under the Hours of Service method provided hereunder for the computation period in which the transfer or the effective date of the amendment occurs applying one of the equivalencies set forth in Section 2.3 to any fractional part of a year credited to the Employee under the elapsed time method as of the date of the transfer or the effective date of the amendment; provided, however that the same equivalency shall be used for all similarly situated Employees, plus

(c)	the service credited to such Employee under the Hours of Service method provided hereunder for computation periods beginning after the computation period in which the transfer or the effective date of the amendment occurs.

ARTICLE III

ELIGIBILITY

3.1      Eligibility

Each Employee who was an Eligible Employee immediately prior to the effective date of this amendment and restatement shall continue to be an Eligible Employee. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has both attained age 21 and completed six months of Eligibility Service.

3.2      Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1.

3.3      Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1 or 3.2.

3.4      Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5      Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax-Deferred Contributions made to the Plan on his behalf and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax-Deferred Contributions made to the Plan on his behalf only so long as he continues employment as an Employee.

ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1      Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee, or any subsequent Enrollment Date, each Eligible Employee may elect in writing in accordance with rules prescribed by the Administrator to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s written election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf and his election as to the investment of his contributions in accordance with Article X. Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the date on which his election is effective.

4.2      Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 13 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3      Changes in Reduction Authorization

An Eligible Employee may change the percentage of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 4.2. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4      Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may have such contributions suspended at any time by giving such number of days advance written notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5      Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

4.6      Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7      Vesting of Tax-Deferred Contributions

A Participant’s vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1      No AfterTax Contributions

There shall be no AfterTax Contributions made to the Plan.

5.2      Rollover Contributions

An Employee who was a participant in a plan qualified under Section 401 or 403 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(a)(5), Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. If the Employee does not already have an investment election on file with the Administrator, the Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article X.

5.3      Vesting of Rollover Contributions

A Participant’s vested interest in his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1      Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “matching contribution” means any Employer Contribution made to the Plan in accordance with the provisions of Section 6.5.
(b)	The “profitsharing contribution” means any Employer Contribution made to the Plan in accordance with the provisions of Section 6.3.

6.2      Contribution Period

The Contribution Period for profit-sharing contributions under the Plan shall be each calendar quarter. The Contribution Period for matching contributions under the Plan shall be each Plan Year.

6.3      Profit-Sharing Contributions

Each Employer may, in its discretion, make a profitsharing contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.4      Allocation of ProfitSharing Contributions

Any profitsharing contribution made by an Employer for a Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of profitsharing contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Employees.

6.5      Matching Contributions

Each Employer may make a matching contribution to the Plan for each Contribution Period in an amount equal to the percentage, determined by the Sponsor, in its discretion, for the Contribution Period, of the aggregate Tax-Deferred Contributions for the Contribution Period made on behalf of its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period as determined under Section 6.9.

6.6      Allocation of Matching Contributions

Any matching contribution made by an Employer for the Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be an amount equal to the percentage determined by the Sponsor as provided in Section 6.5 of the Tax-Deferred Contributions made on his behalf for the Contribution Period.

6.7       Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.8      Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.9      Eligibility to Participate in Allocation

Each Employee shall be eligible to participate in the allocation of Employer Contributions in accordance with Sections 6.4 and 6.6 beginning on the date he becomes, or again becomes, an Eligible Employee in accordance with the provisions of Article III. Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of Employer Contributions for a Contribution Period unless he is employed by an Employer or a Related Company on the last day of the Contribution Period; provided, however, that if the Plan would not otherwise meet the minimum coverage requirements of Section 410(b) of the Code in any Plan Year, the group of Employees eligible to participate in the allocation of Employer Contributions shall be expanded to include the minimum number of Employees who are not employed by an Employer or a Related Company on the last day of the Contribution Period that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding clause shall be those Employees who have completed the greatest number of Hours of Service during the Plan Year.

6.10      Vesting of Employer Contributions

A Participant’s vested interest in his Employer Contributions Sub-Account shall be at all times 100 percent.

6.11      Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1      Definitions

For purposes of this Article, the following terms have the following meanings:

(a)	The “actual deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year; provided, however, that contributions made on a Participant’s behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b)	The “aggregate limit” means the sum of (i) 125 percent of the greater of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average contribution percentage or average actual deferral percentage, or, if it would result in a larger aggregate limit, the sum of (iii) 125 percent of the lesser of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average contribution percentage or average actual deferral percentage.

(c)	The “annual addition” with respect to a Participant for a limitation year means the sum of the Tax-Deferred Contributions and Employer Contributions allocated to his Separate Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

(d)	The “Code Section 402(g) limit” means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee’s taxable year begins.

(e)	The “contribution percentage” with respect to an eligible participant for a particular Plan Year means the ratio of the matching contributions made to the Plan on his behalf for the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations issued under Section 401(m) of the Code, the Sponsor may elect to take into account in computing the numerator of each eligible participant’s contribution percentage the Tax-Deferred Contributions made to the Plan on his behalf for the Plan Year; provided, however, that any Tax-Deferred Contributions that were taken into account in computing the numerator of an eligible participant’s actual deferral percentage may not be taken into account in computing the numerator of his contribution percentage; and provided, further, that contributions made by or on a Participant’s behalf for a Plan Year shall be included in determining his contribution percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the contribution percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f)	An “elective contribution” means any employer contribution made to a plan maintained by an Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as defined in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(g)	An “eligible participant” means any Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in computing contribution percentages) or to participate in the allocation of matching contributions.

(h)	A “family member” of an Employee means the Employee’s spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.
(i)	A "limitation year" means the Plan Year.
(j)	A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under the Plan or any other plan of an Employer or a Related Company solely on account of elective contributions made on his behalf or employee contributions made by him.

(k)	The “test compensation” of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the test compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the limitation year, the test compensation of the Participant’s spouse and of his lineal descendants who have not attained age 19 as of the close of the limitation year shall be included as test compensation of the Participant for the limitation year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member’s test compensation as determined prior to application of the family aggregation rules.

7.2       Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in computing the Eligible Employee’s actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligations for the following Plan Year.

7.3      Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees; or
(b)	a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Tax-Deferred Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Tax-Deferred Contribution election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

For purposes of applying the limitation contained in this Section, the Tax-Deferred Contributions and test compensation of any Eligible Employee who is a family member of another Eligible Employee who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the Tax-Deferred Contributions and test compensation of such other Eligible Employee, and such family member shall not be considered an Eligible Employee for purposes of determining the average actual deferral percentage for all other Eligible Employees.

In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1991, plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

7.4      Distribution of Excess Tax-Deferred Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.3 is exceeded in any Plan Year, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.3, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.3, the excess shall be allocated among family members in proportion to the Tax-Deferred Contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee’s behalf under Section 7.3 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligations for the following Plan Year.

7.5      Limitation on Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the matching contributions made with respect to a Plan Year on behalf of eligible participants who are Highly Compensated Employees may not result in an average contribution percentage for such eligible participants that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average contribution percentage for all other eligible participants; or
(b)	a percentage that is not more than 200 percent of the average contribution percentage for all other eligible participants and that is not more than two percentage points higher than the average contribution percentage for all other eligible participants.

For purposes of applying the limitation contained in this Section, the matching contributions, Tax-Deferred Contributions (to the extent that such Tax-Deferred Contributions are taken into account in computing contribution percentages), and test compensation of any eligible participant who is a family member of another eligible participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the matching contributions, Tax-Deferred Contributions, and test compensation of such other eligible participant, and such family member shall not be considered an eligible participant for purposes of determining the average contribution percentage for all other eligible participants.

In determining the contribution percentage for any eligible participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, and elective contributions (to the extent that elective contributions are taken into account in computing contribution percentages) made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the elective contributions taken into account in computing contribution percentages for any Plan Year.

7.6      Distribution of Excess Contributions

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.5 is exceeded in any Plan Year, the matching contributions made on behalf of a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on behalf of such Highly Compensated Employee under Section 7.5, plus any income and minus any losses attributable thereto, shall be distributed to the Participant prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.5, the excess shall be allocated among family members in proportion to the matching contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on behalf of a Highly Compensated Employee under Section 7.5 shall be determined by reducing matching contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages.

The determination of the amount of excess matching contributions shall be made after application of Section 7.4, if applicable.

7.7      Multiple Use Limitation

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average actual deferral percentage for Eligible Employees who are Highly Compensated Employees and the average contribution percentage for eligible participants who are Highly Compensated Employees may not exceed the aggregate limit. In the event that, after satisfaction of Section 7.4 and Section 7.6, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the actual deferral percentages of Eligible Employees who are Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate the excess, with such further reductions to be treated as excess Tax-Deferred Contributions and disposed of as provided in Section 7.4, or in an alternative manner, consistently applied, that may be permitted by regulations issued under Section 401(m) of the Code.

7.8      Determination of Income or Loss

The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant’s Separate Accounts.

7.9       Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the limitation year or (ii) 25 percent of the Participant’s compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. If the annual addition to the Separate Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

Tax-Deferred Contributions made on the Participant’s behalf for the limitation year and the matching contributions attributable thereto, if any, shall be reduced pro rata.

Employer Contributions (other than matching contributions otherwise allocable to the Participant’s Separate Account for the limitation year shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the limitation year and shall be applied against the Employer’s contribution obligation for the next following limitation year (and succeeding limitation years, as necessary). If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants’ Separate Accounts (subject to the limitations contained herein) before any further Tax-Deferred Contributions or Employer Contributions may be made to the Plan on behalf of Participants. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Tax-Deferred Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.10      Coverage Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in Section 7.9, such excess shall be reduced first by returning employee contributions made by the Participant to such other plans for the limitation year and the income attributable thereto to the extent necessary on a pro rata basis among all of such plans. If the limitation contained in Section 7.9 still is not satisfied after all such employee contributions have been returned, the excess shall be reduced by returning Tax-Deferred Contributions and elective contributions made on the Participant’s behalf to the Plan and such other plans for the limitation year and the income attributable thereto to the extent necessary on a pro rata basis among all such plans, including the Plan. If the limitation contained in Section 7.9 still is not satisfied after all such elective contributions have been returned, the portion of the employer contributions and of forfeitures for the limitation year under the Plan and such other plans that has been allocated to the Participant under such plans but which exceeds the limitation set forth in Section 7.9, shall be deemed a forfeiture for the limitation year and shall be disposed of as provided in such plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected on a pro rata basis among all of such plans, including the Plan, unless the Participant is covered by a money purchase pension plan, in which event, the forfeiture shall be effected first under the Plan and any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

7.11      Coverage Under Qualified Defined Benefit Plan

If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by an Employer or a Related Company and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section, the defined benefit plan fraction shall not exceed 1.0. In the event the special limitation contained in this Section is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

7.12      Scope of Limitations

The limitations contained in Sections 7.9, 7.10, and 7.11 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

ARTICLE VIII

TRUST FUNDS AND SEPARATE ACCOUNTS

8.1      General Fund

The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2      Investment Funds

The Sponsor shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3      Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4      Appointment of Investment Managers

As provided in the Trust Agreement, the Sponsor may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of any Trust Fund.

8.5      Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund established hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6      Separate Accounts

As of the first date a contribution is made by or on behalf of an Employee, there shall be established a Separate Account in his name reflecting his interest in the Trust. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.7      Sub-Accounts

A Participant’s Separate Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant’s Separate Account that is derived from Tax-Deferred Contributions, Rollover Contributions, or Employer Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund established hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant’s interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1      No Life Insurance Contracts

There shall be no life insurance contracts purchased under the Plan.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1      Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Tax-Deferred Contributions, Rollover Contributions, and Employer Contributions shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant’s change of investment election may be made effective as of the date or dates prescribed by the Administrator.

10.2      Deposit of Contributions

All Tax-Deferred Contributions, Rollover Contributions, and Employer Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s currently effective investment election. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant’s Separate Account, the Participant shall be notified and an investment election form shall be provided to him. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3      Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Subject to any restrictions pertaining to a particular Investment Fund, a Participant’s transfer election may be made effective as of the date or dates prescribed by the Administrator.

10.4       404(c) Plan

The Plan is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

ARTICLE XI

CREDITING AND VALUING SEPARATE ACCOUNTS

11.1      Crediting Separate Accounts

All contributions made under the provisions of the Plan shall be credited to Separate Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2      Valuing Separate Accounts

Separate Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3      Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Separate Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.
(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Separate Accounts in the Trust Fund in the ratio of the balance of the portion of such Separate Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Separate Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Separate Accounts in the Trust Fund similarly adjusted, and each Separate Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4      Finality of Determinations

The Trustee shall have exclusive responsibility for determining the balance of each Separate Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.5      Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Separate Account and Sub-Accounts as of the last day of such Plan Year.

ARTICLE XII

LOANS

12.1      Application for Loan

A Participant who is a party in interest may make written application to the Administrator for a loan from his Separate Account. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are set forth in an Addendum to the Plan.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loans; provided, however, that in no event may the security interest exceed 50 percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant’s vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents in writing to the charging of his Separate Account in accordance with the provisions of Section 12.4 for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.2      Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Separate Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant’s vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant’s vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

12.3      Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant’s Separate Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c)	The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

(d)	Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

12.4      Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established by the Trustee in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5      Default

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6       Loans Granted Prior to October 19, 1989

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to October 19, 1989 shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1      Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.2      Withdrawals of Employer Contributions

A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal from his vested interest in his Employer Contributions Sub-Account.

13.3      Withdrawals of Tax-Deferred Contributions

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section 13.6 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4 or 13.6, as appropriate, to make a cash withdrawal from his Tax-Deferred Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Tax-Deferred Contributions Sub-Account, exclusive of any earnings credited to such Sub-Account as of a date that is after December 31, 1988.

13.4      Limitations on Withdrawals Other than Hardship Withdrawals

Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

Withdrawals may be made effective as soon as reasonably practicable following the Administrator’s receipt of the Participant’s directions.

13.5      Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the following order:

The balance of the Participant's Rollover Contributions Sub-Account, if any, shall be distributed.

The balance of the Participant’s Employer Contributions Sub-Account, exclusive of amounts attributable to Employer Contributions credited to such Sub-Account solely on account of Tax-Deferred Contributions made on his behalf shall be distributed.

The balance of the Participant’s Employer Contributions Sub-Account attributable to Employer Contributions credited to such Sub-Account solely on account of Tax-Deferred Contributions made by him, if any, shall be distributed.

The balance of the Participant’s Tax-Deferred Contributions Sub-Account shall be distributed, but if the distribution is because of hardship, only to the extent permitted under Section 13.3.

If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

13.6      Conditions and Limitations on Hardship Withdrawals

A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective as soon as reasonably practicable following the Administrator’s receipt of the Participant’s directions. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of postsecondary education for the Participant, the Participant’s spouse, or any dependent of the Participant; or

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by an Employer or any Related Company.

The Participant’s Tax-Deferred Contributions and the Participant’s elective tax-deferred contributions and employee aftertax contributions under all other taxqualified plans maintained by an Employer or any Related Company shall be suspended for at least twelve months after his receipt of the withdrawal.

The Participant shall not make Tax-Deferred Contributions or elective tax-deferred contributions under any other taxqualified plan maintained by an Employer or any Related Company for the Participant’s taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant’s Tax-Deferred Contributions and elective tax-deferred contributions under any other plan maintained by an Employer or any Related Company for the taxable year of the withdrawal.

The minimum hardship withdrawal that a Participant may make is $1,000. The amount of a hardship withdrawal shall include any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1      Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with an Employer and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee.

ARTICLE XV

DISTRIBUTIONS

15.1      Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of the value of his vested interest in his Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later. In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Separate Account in the form provided under Article XVI at any time following his Normal Retirement Date.

15.2      Distributions to Beneficiaries

If a Participant dies prior to the date distribution of his vested interest in his Separate Account begins under this Article, his Beneficiary shall receive distribution of the Participant’s vested interest in his Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant’s entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant’s death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a)	If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or
(b)	If the Beneficiary is the Participant’s spouse, the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant’s spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Separate Account begins under this Article, but before his entire vested interest in his Separate Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Separate Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3      Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Separate Account does not exceed $3,500, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Settlement Date. If a Participant’s vested interest in his Separate Account exceeds $3,500, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant’s written consent. If a Participant made a withdrawal in accordance with the provisions of Article XIII or was in default on a loan for which a portion of his Separate Account was pledged as security as provided in Article XII and his vested interest in his Separate Account on the date immediately preceding the withdrawal or default exceeded $3,500, then for purposes of this Section, his vested interest in his Separate Account shall be deemed to exceed $3,500.

15.4      Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Separate Account shall commence to the Participant no later than the earlier of:

(a)	60 days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Settlement Date has occurred, except that if a Participant attained age 70 1/2 prior to January 1, 1988, and was not a fivepercent owner (as defined in Section 416 of the Code) at any time during the fivePlanYear period ending within the calendar year in which he attained age 70 1/2, distribution of such Participant’s vested interest in his Separate Account shall commence no later than the April 1 following the close of the calendar year in which he attains age 70 1/2 or retires, whichever is later.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5      Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6      Restrictions on Alienation

Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders and Section 1.401(a)13(b)(2) of Treasury regulations relating to Federal tax levies and judgments, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7      Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Separate Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8      Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within five years after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9      Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI

FORM OF PAYMENT

16.1      Normal Form of Payment

Unless the Participant, or his Beneficiary, if the Participant had died, elects the optional form of payment provided in Section 16.2, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment. Distribution under either the normal or optional forms of payment shall be made in cash or in kind, as elected by the Participant.

16.2      Optional Form of Payment

A Participant, or his Beneficiary, as the case may be, may elect to receive distribution in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant’s Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant’s Separate Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.729 of the Treasury regulations and shall be calculated either once at the time installment payments begin or annually for the Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Participant at the time installment payments begin.

16.3      Change of Option Election

A Participant or Beneficiary who has elected the optional form of payment under Section 16.2 may revoke or change his election at any time prior to the date as of which his benefit commences by filing with the Administrator a written election in the form prescribed by the Administrator.

16.4      Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution made on or after January 1, 1993, that is an “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a “qualified distributee” may not elect this provision with respect to a portion of a distribution that is less than $500. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Separate Account; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee’s designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

16.5      Notice Regarding Forms of Payment

Within the 60 day period ending 30 days before the date as of which distribution of a Participant’s Separate Account commences, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, his right to make a direct rollover, and the forms of payment available under the Plan. Distribution of the Participant’s Separate Account may commence less than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.6      Reemployment

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Separate Account, his prior election of a form of payment hereunder shall become ineffective.

ARTICLE XVII

BENEFICIARIES

17.1      Designation of Beneficiary

A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2      Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. The spouse’s written consent may be a general consent that permits the Participant to change the designated Beneficiary without the spouse’s further consent. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII

ADMINISTRATION

18.1      Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor and the Trustee shall be “named fiduciaries” as that term is defined in Section 402(a)(2) of ERISA. The Sponsor may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article, to the Trustee; and
(b)	designate a person or persons other than the Sponsor to carry out any of such powers, authority, or responsibilities;

except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section, and except that no allocation or delegation by the Sponsor of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Sponsor.

18.2      Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.3      Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;
(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and
(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

18.4      Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.5      Indemnification

In addition to whatever rights of indemnification the Trustee or the members of the board of directors of the Sponsor or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.2, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person’s or persons’ gross negligence or willful misconduct.

18.6      Actions Binding

Subject to the provisions of Section 18.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1      Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2      Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

19.3      Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Separate Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Separate Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Separate Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4      Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant’s consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5      Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. The withdrawal of an Employer shall be treated as a termination of the Plan with respect to Participants who at the time are employed by such Employer. In the event of any such withdrawal of an Employer, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Separate Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER EMPLOYERS

20.1      Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2      Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1      No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2      Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3      No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4      Expenses

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust or by the Sponsor or another Employer as the Sponsor shall direct. Notwithstanding the foregoing, administrative expenses that are allocable to the Separate Account of a specific Participant shall be paid from that Separate Account or by the Sponsor or another Employer as the Sponsor shall direct.

21.5      Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6      Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7      Withholding

The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8      Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9      Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Separate Account of such Participant. Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, VI, and VII.

21.10      Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section and Section 21.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11      Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:
(a)	is made under a mistake of fact, or
(b)	is disallowed as a deduction under Section 404 of the Code,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under Section 403(c)(2)(B) of ERISA.

21.12      Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13      Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14     Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15      Application of Certain Plan Provisions

A Participant’s Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X. For purposes of the general administrative provisions and limitations of the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.16      Leased Employees

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan; provided, however, that contributions to a qualified plan made on behalf of a leased employee by the leasing organization that are attributable to services for the Employer shall be treated as having been made by the Employer and there shall be no duplication of benefits under this Plan. A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

21.17      Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1      Applicability

There shall be no top-heavy provisions applicable under the Plan.

ARTICLE XXIII

EFFECTIVE DATE

23.1      Effective Date of Amendment and Restatement

This amendment and restatement is effective as of July 1, 1995.

*          *          *

                     EXECUTED AT Houston, Texas, this 6th day of June, 1995.

FRONTIER OIL CORPORATION By: George E. Aldrich Title: Vice President

ADDENDUM

Re: PLAN LOANS

01.      Loans Restricted to Eligible Employees

No loans shall be made to an Employee who makes a Rollover Contribution in accordance with Article IV, but who is not an Eligible Employee as provided in Article III.

02.      Minimum Loan Amount

A Participant may not request a loan for less than $1,000.

03.      Maximum Number of Outstanding Loans

A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan; provided, however, that a home loan that is used for purchasing a primary residence shall not be considered in applying this limitation. A Participant may not apply for more than one loan during the Plan Year.

The provisions of this Section shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that a Participant may not apply for a new loan hereunder, except a home loan as described above, until all outstanding loans made to the Participant prior to the effective date of this amendment and restatement have been paid in full.

AMENDMENT

TO

FRONTIER OIL CORPORATION AND SUBSIDIARIES

COLLECTIVELY BARGAINED EMPLOYEES RETIREMENT SAVINGS PLAN

      WHEREAS, the Frontier Oil Corporation (the "Sponsor") adopted the Frontier Oil Corporation and Subsidiaries Collectively Bargained Employees Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995; and

      WHEREAS, the Sponsor desires to amend the plan;

      NOW THEREFORE, the Sponsor amends the plan as follows, effective July 23, 1996:

      Section 4.4 of the Plan is amended to add to the end thereof the following sentence:

An Eligible Employee who is a member of the Oil, Chemical and Atomic Worker's International Union on whose behalf Tax-Deferred Contributions are being made shall automatically have such contributions suspended during any period in which he is drawing sick leave pay.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 21st day of October, 1997.

FRONTIER OIL CORPORATION By: Jon D. Galvin Title: Vice President

AMENDMENT TO THE

FRONTIER OIL CORPORATION AND SUBSIDIARIES

RETIREMENT SAVINGS PLAN AND

THIRD AMENDMENT TO THE TRUST AGREEMENT

      WHEREAS, Frontier Oil Corporation, now known as Frontier Refining & Marketing Inc. (the "Sponsor") adopted the Frontier Oil Corporation and Subsidiaries Collectively Bargained Employees Retirement Savings Plan, now known as Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan (the "Plan"), and the related Trust Agreement (the "Trust"), most recently amended and restated effective May 1, 1998; and

      WHEREAS, the Sponsor desires to amend the Plan and Trust;

      NOW, THEREFORE, the Sponsor amends the Plan and Trust as follows, effective April 23, 1998:

1.	All references to "Frontier Oil Corporation" throughout the Plan and Trust shall be replaced with "Frontier Refining & Marketing Inc.".
2.	All references to "Frontier Oil Corporation and Subsidiaries Collectively Bargained Employees Retirement Savings Plan" throughout the Plan and Trust shall be replaced with "Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan".

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 30th day of November, 1998.

FIDELITY MANAGEMENT TRUST COMPANY By: Bernadine C. Topazio Title: Authorized Signature	FRONTIER REFINING & MARKETING INC. By: Jon D. Galvin Title: Vice President - Chief Financial Officer

AMENDMENT

TO

FRONTIER REFINING & MARKETING INC. AND SUBSIDIARIES

COLLECTIVELY BARGAINED EMPLOYEES

RETIREMENT SAVINGS PLAN

      WHEREAS, the Frontier Refining & Marketing Inc. (the "Sponsor") adopted the Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan (the "Plan"), most recently amended and restated effective April 23, 1998; and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective January 1, 1999;

      Section 4.4 of the Plan is amended to delete to the end thereof the following sentence:

An Eligible Employee who is a member of the Oil, Chemical and Atomic Worker's International Union on whose behalf Tax-Deferred Contributions are being made shall automatically have such contribution suspended during any period in which he is drawing sick leave pay.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 6th day of April, 1999.

FRONTIER REFINING & MARKETING INC. By: Jon D. Galvin Title: Vice President - Chief Financial Officer

AMENDMENT TO THE

FRONTIER REFINING & MARKETING INC. AND SUBSIDIARIES

RETIREMENT SAVINGS PLAN

      WHEREAS, Frontier Refining & Marketing Inc. (the "Sponsor") desires to amend the Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan (the "Plan");

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective February 28, 1999,

To amend Article 4.2 of the Plan to increase tax deferred contributions from 13 percent to 15 percent of compensation.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 1st day of September, 1999.

FRONTIER REFINING & MARKETING INC. By: Jon D. Galvin Title: Vice President - Chief Financial Officer

AMENDMENT TO
FRONTIER REFINING & MARKETING INC.
AND SUBSIDIARIES COLLECTIVE BARGAINED EMPLOYEES RETIREMENT SAVINGS PLAN

      WHEREAS, Frontier Refining & Marketing Inc.(the "Sponsor") adopted the Frontier Refining & Marketing Inc. and Subsidiaries Retirement Savings Plan (the "Plan"), most recently amended and restated effective July 1, 1995, and

      WHEREAS, the Sponsor desires to amend the Plan;

      NOW, THEREFORE, the Sponsor amends the Plan as follows, effective May 1, 2001:

1. Section 6.8 of the Plan is amended and restated to read, in its entirety, as follows:

6.8     Payment of Employer Contributions Employer Contributions made for a Contribution Period shall be paid in cash or in qualifying employer securities, as defined in Section 407(d)(5) of ERISA, to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

2.     Section 8.1 of the Plan is amended by adding the following sentence to the end thereof:

The General Fund may be invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

3.     Section 8.2 of the Plan is amended by adding the following paragraph to the end thereof:

The Sponsor may determine to offer one or more Investment Funds that are invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

4.    The first sentence of Section 10.2 of the Plan is amended to read as follows:

All Rollover Contributions, Tax-Deferred Contributions and Employer Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election; provided, however, that any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer securities Investment Fund established by the Sponsor, pending directions to the Administrator regarding their future investment.

5.     Section 10.3 of the Plan is amended by adding the following paragraph to the end thereof: Notwithstanding any provision hereof to the contrary, if a Participant elects to transfer an amount out of the Employer securities Investment Fund, he will not be permitted to transfer any amounts into the Employer securities Investment Fund for a period of 30 days from the date of the transfer. Furthermore, a Participant may not transfer amounts into the Employer securities Investment Fund if such transfer would result in the Participant having more than 25% of his Account invested in the Employer securities Investment Fund.

      IN WITNESS WHEREOF, the Sponsor has executed this instrument this 19th day of April, 2001.

FRONTIER REFINING & MARKETING INC. By: Julie H. Edwards Title: Executive Vice President - Finance & Administration